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Exhibit 24.1

GATEWAY, INC.
POWER OF ATTORNEY

        Each of the undersigned constitutes and appoints Javade Chaudhri, Stephanie G. Heim, and Michael A. Newman, and each of them, as the undersigned's true and lawful attorney-in-fact and agent, with full power of substitution, in the undersigned's name, place and stead, in any and all capacities to sign a Registration Statement on Form S-8 and any and all amendments (including pre-effective and post-effective amendments) to such Registration Statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Date: January 23, 2002	/s/ CHARLES G. CAREY Charles G. Carey Director
Date: January 23, 2002	/s/ GEORGE M. KRAUSS George M. Krauss Director
Date: January 23, 2002	/s/ DOUGLAS L. LACEY Douglas L. Lacey Director
Date: January 23, 2002	/s/ JAMES F. MCCANN James F. McCann Director
Date: January 23, 2002	/s/ RICHARD D. SNYDER Richard D. Snyder Director

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GATEWAY, INC. POWER OF ATTORNEY